SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


   Date of report (Date of earliest event reported):  September 29, 2008


                                CANEUM, INC.
             (Exact Name of Registrant as Specified in Charter)


NEVADA                            000-30874                        33-0916900
(State or Other Jurisdiction     (Commission                    (IRS Employer
of Incorporation)                File Number)             Identification No.)


3101 West Coast Highway, Suite 400, Newport Beach, CA                   92663
(Address of Principal Executive Offices)                           (Zip Code)

Registrant's telephone number, including area code:  (949) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ]  Written communications pursuant to Rule 425 under the Securities
          Act

     [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

     On September 29, 2008, Caneum entered into an amendment dated effective September 25, 2008, with Burdock Inc. (the "Amendment") to add Section 8.4 to the Consulting Agreement with Burdock dated effective December 31, 2006, as amended April 4, 2007, and April 23, 2007 (the "Consulting Agreement"). Pursuant to Section 8.4, Burdock will be eligible for an annual

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bonus tied to performance as measured by the net profit generated by Caneum
India Pvt Ltd, formerly known as Continuum Systems Pvt Ltd and a wholly owned subsidiary of Caneum. The bonus will be a percentage of the net profit generated and will be payable from Caneum with 50% of the bonus payable in stock under Caneum's 2002 Stock Option/Stock Issuance Plan and 50% payable in cash. At the end of each year, the bonus formula will be adjusted for the subsequent year based on both the Caneum and Caneum India operating plans for the upcoming year. Burdock will be eligible for such annual bonuses for fiscal years commencing the current fiscal year ending December 31, 2008.
The formula for 2008 will be calculated as follows: 10% of the first US$100,000 of net profit up to US$100,000; 15% of the next US$100,000 of net profit; and 20% of everything above US$200,000 in net profit.

Item 9.01 Exhibits

     99.1 Amendment effective September 25, 2008, to the Consulting Agreement with Burdock, Inc.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Caneum, Inc.

Date:  September 29, 2008               By /s/ Sukhbir S. Mudan
                                           Sukhbir S. Mudan, President